Exhibit 10.2
SECOND AMENDMENT TO LEASE

Amendment date:	August 8, 2008
Lease date:	June 20, 2005

Tenant:	Pixelworks Inc.
Landlord:	Union Bank of California, as Trustee for Quest Group Trust
VI

Premises:	8100 SW Nyberg Road Suites 100-400 Tualatin, Oregon
97062
All terms, conditions, and covenants of the original lease and any addendums, exhibits, and/or attachments to the original lease referenced above shall remain the same, in full force and effect during the occupancy of tenant, with the addition of the following:
1.	Diminished Premises: As of October 1, 2008, Tenant’s premises shall decrease from 54,683 square feet to 49,472 square feet. The diminished premises shall include Suites 100, 105, 107, 111, 201, 300 and 400 Tualatin, Oregon 97062.
2.	Commencement Date: The term for the diminished premises shall commence on October 1, 2008 and termination shall be February 28, 2009.
3.	Monthly Base Rent: The following chart reflects the amended monthly base rent for the balance of the lease term:

October 1, 2008- January 31, 2009:	$102,366
February 1, 2009- February 28, 2009:	$102,861
4.	Operating Expenses: Commencing on October 1, 2008, the Tenant’s Proportion Share per Section 19 of the Lease Agreement shall be decreased from 97.96% to 88.61%. Tenant’s base year shall remain 2006.

5.	Security Deposit: Landlord is holding $115,772 and no additional security deposit shall be due.

6.	Lease commission: There is no lease commission for this transaction.

7.	Contingency: This proposal is contingent upon Landlord executing a lease agreement with West Yost Associates.

As amended by this Second Amendment to Lease, the Lease shall remain in full force and effect, including all items in the Second Amendment to Lease now signed. All other terms of the original lease remain the same.
IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment.

Landlord:	Tenant:
Union Bank of California as	Pixelworks Inc.
As Trustee for Quest Group VI

By: /s/ Jason Kaufman	By: /s/ Steven Moore
Jason Kaufman	Steven Moore

Title: Assistant Vice President	Title: Chief Financial Officer

Date: 8/20/08	Date: 9/4/2008